                                                                      EXHIBIT 21





                         SUBSIDIARIES OF THE REGISTRANT





             Name                                Jurisdiction of Incorporation
          -----------                            -----------------------------
Telxon Australia Pty. Ltd.                            Australia
N.V. Telxon Belgium S.A.                              Belgium
Telxon (France) S.A.                                  France
Telxon Italia s.r.1.                                  Italy
Telxon mde GmbH                                       Germany
Telxon Limited                                        England
Telxon Japan                                          Japan
Telxon Canada Corporation Ltd.                        Ontario, Canada
MicroOffice Systems Technology, Inc.                  Delaware
Telxon Europe BV                                      The Netherlands
Telxon Data Systems AG                                Switzerland
Itronix Corporation                                   Washington
Telxon Foreign Sales Corporation                      U.S. Virgin Islands
Telxon Products, Inc.                                 Delaware
Telxon International Procurement
     Services, Inc.                                   Delaware
PTC Airco, Inc.                                       Delaware
The Retail Technology Group, Inc.                     Delaware
Teletransaction, Inc.                                 Delaware
Aironet Wireless Communications, Inc.                 Delaware
Aironet Canada Inc.                                   Ontario, Canada
Aironet Canada Limited                                Ontario, Canada
PenRight! Corporation                                 Delaware
Telxon Trading Co.                                    Delaware
Telxon Corporation Systems Espana, S.A.               Spain
Metanetics Corporation                                Delaware